August 29, 2003




3D Systems Corporation
26081 Avenue Hall
Valencia, California 91355
Attn.:  Mr. Charles W. Hull

Re:     3D Systems Corporation, Registration Statement on Form S-1


Ladies and Gentlemen:

We have acted as counsel to 3D Systems Corporation, a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-1, (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the offering and sale by the selling stockholders listed in the Registration Statement (the "SELLING STOCKHOLDERS") of 1,792,366 shares (the "OUTSTANDING SHARES") of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), and the offering and sale by the Selling Stockholders of up to 5,975,368 shares (the "UNDERLYING SHARES") of Common Stock. The Underlying Shares being registered for resale include: (a) 833,333 shares of Common Stock underlying the Company's 7% Convertible Subordinated Debentures (the "DEBENTURES"); (b) 2,634,016 shares of Common Stock issuable upon conversion of shares of the Company's Series B Convertible Preferred Stock (the "PREFERRED STOCK"); (c) 2,218,119 shares of Common Stock issuable as dividends on the Preferred Stock; (d) 264,900 shares of Common Stock issuable upon exercise of warrants (the "WARRANTS"); and (e) 25,000 shares of Common Stock reserved for issuance upon exercise of stock options (the "STOCK OPTIONS"). The Outstanding Shares and the Underlying Shares are collectively referred to as the "SHARES".

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that
(i) when the Registration Statement has become effective under the Act, the Outstanding Shares will be validly issued, fully paid and non-assessable, and
(ii) when the Registration Statement has become effective under the Act and upon
(a) the conversion of the Debentures pursuant to their terms, (b) the conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations of the Series B Convertible Preferred Stock (the "CERTIFICATE OF Designations"), (c) the payment of dividends on


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the Preferred Stock in accordance with the terms of the Certificate of
Designations, (d) the exercise of the Warrants and receipt of consideration therefore in accordance with the terms of the Warrants and (e) the exercise of the Stock Options and receipt of consideration therefore in accordance with the terms of the Stock Options, the Underlying Shares will be validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of the Laws of the State of California and the General Corporation Law of the State of Delaware.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.



Very truly yours,


/S/ AKIN GUMP STRAUSS HAUER & FELD LLP


AKIN GUMP STRAUSS HAUER & FELD LLP